Exhibit 99





                                  REPORT ON THE
                        WANAPITEI RIVER (SOUTH) PROPERTY
                                SCADDING TOWNSHIP
                               DISTRICT OF SUDBURY
                                     ONTARIO







                                       for




                              ARMITAGE MINING CORP.












Milton, Ontario                                         John M. Siriunas, P.Eng.
June 15, 2004
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Report on the Wanapitei River (South) Property, Scadding Township        page ii
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                                     SUMMARY

Armitage Mining Corp. is the optionor of the mineral rights to a 164 ha unpatented mining property in the Sudbury area of northeastern Ontario (the
"Wanapitei River" property). The property is located in Scadding Township approximately 30 km northeast of the City of Sudbury. This region is believed to have the potential to host economic deposits of gold, copper, nickel and platinum-group metals.

The Wanapitei River property is underlain by Paleoproterozoic-age sediments of the Huronian Supergroup. The sediments were intruded by sills or sheets of Nipissing diabase CIRCA 2.2 Ga.

Five styles of mineralization, observed in other occurrences throughout the region, have particular importance for exploration on the Wanapitei River property. Two styles of mineralization are related to Nipissing diabase intrusives: the accumulation of copper and nickel sulphides with platinum group metals can occur at or near the base of an intrusive, while quartz - carbonate veining at or near the upper contact of a gabbro, especially in sheared portions, has the potential to host gold mineralization. Skarn-like mineralization can be present where the gabbros intruded calcareous rock types (e.g. limestones of the Espanola Formation); this style of mineralization is noted on mining claims in the vicinity of the Wanapitei River property. Elsewhere, quartz - carbonate flooding of altered and brecciated portions of the Huronian Supergroup are known to host copper and gold mineralization. The associated alteration includes carbonatization, chloritization and albitization. Mineral deposits in the region are also related to copper - nickel bodies within the margin of the Sudbury Igneous Complex and Offset dikes associated with Sudbury breccia.

The Wanapitei River claim is regarded as comprising a property that merits additional exploration expenditures. Recommendations are made for the continued exploration and evaluation of the property. The program of work includes linecutting, geophysical surveying, mapping, prospecting, and sampling. A total expenditure of $US145,000 (excluding GST) in a three-phase program of exploration is recommended.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township       page iii
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                                TABLE OF CONTENTS


SUMMARY                                                                   ii

  1 PREAMBLE                                                               1
    1.1  TERMS OF REFERENCE                                                1
    1.2  SOURCES OF INFORMATION                                            1
    1.3  UNITS AND CURRENCY                                                1

  2 PROPERTY LOCATION AND DESCRIPTION                                      4
    2.1  LOCATION                                                          4
    2.2  PROPERTY DESCRIPTION                                              4

  3 ACCESSIBILITY, CLIMATE AND LOCAL RESOURCES                             7
    3.1  ACCESSIBILITY                                                     7
    3.2  CLIMATE                                                           7
    3.3  LOCAL RESOURCES                                                   7
    3.4  INFRASTRUCTURE                                                    8

  4 PREVIOUS WORK                                                          9
    4.1  GOVERNMENT WORK                                                   9
    4.2  EXPLORATION WORK                                                  9
    4.3  CURRENT WORK                                                     10

  5 GEOLOGY                                                               13
    5.1  REGIONAL GEOLOGY                                                 13
      5.1.1  Introduction                                                 13
      5.1.2  Huronian Supergroup                                          13
      5.1.3  Nipissing Diabase                                            14
      5.1.4  Sudbury Structure                                            14
      5.1.5  Sudbury Dike Swarm                                           15
      5.1.6  Grenville Structural Province                                16
      5.1.7  Cenozoic Features                                            16
    5.2  PROPERTY GEOLOGY                                                 21
      5.2.1  Introduction                                                 21
      5.2.2  Lithologies                                                  21
      5.2.3  Structure                                                    21

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page iv
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  6 ECONOMIC GEOLOGY                                                      25
    6.1  REGIONAL MINERAL OCCURRENCES                                     25
      6.1.1  Introduction                                                 25
      6.1.2  Sudbury Mining Camp                                          25
      6.1.3  Janes Township, Rastall Prospect                             26
      6.1.4  Dana Lake Area, River Valley                                 26
      6.1.5  Rathbun Lake Occurrence                                      27
      6.1.6  Temagami Mine                                                27
      6.1.7  Scadding and Norstar Lake (Orostar) Mines                    27
      6.1.8  Geneva Lake Mine                                             28
    6.2  LOCAL MINERAL OCCURRENCES                                        28
      6.2.1  Introduction                                                 28
      6.2.2  Alkin Gold Mine                                              29
      6.2.3  Alwyn Porcupine                                              29
      6.2.4  Bonanza Mine                                                 29
      6.2.5  Fielding                                                     29
      6.2.6  Johnston                                                     30
      6.2.7  MAC-100A                                                     30
      6.2.8  Maclennan Mine                                               30
      6.2.9  Midas - Kayjon                                               30
      6.2.10 Potvin                                                       31
      6.2.11 Red Rock Mine                                                32
      6.2.12 Scadding Mine                                                32
      6.2.13 Sheppard                                                     32
      6.2.14 Sheppard Mine                                                32
      6.2.15 Skead Mine                                                   32
      6.2.16 Wanapitei Basin                                              33

  7 CONCLUSIONS                                                           34

  8 RECOMMENDATIONS                                                       36

  9 REFERENCES                                                            38

CERTIFICATE OF QUALIFICATIONS

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township         page v
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                                 LIST OF FIGURES


FIGURE 1          General location map, Wanapitei River property,         3

FIGURE 2          Claim map, portion of Scadding Township                 5

FIGURE 3          Legend for claim maps                                   6

FIGURE 4          Regional geology of the Sudbury area                    11

FIGURE 4A         Legend to accompany regional geology                    12

FIGURE 5          Stratigraphy of the Huronian Supergroup                 17

FIGURE 6          Present distribution of rocks of the Huronian           18

FIGURE 7          Schematic section through typical differentiated        19

FIGURE 8          Main lithological and structural features of            20

FIGURE 9          General geology of the western Scadding Township        23

FIGURE 10         General geology of the eastern Scadding Township        24


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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 1
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                                   1 PREAMBLE

1.1  TERMS OF REFERENCE

The author has been retained by Armitage Mining Corp. ("Armitage") to carry out an independent review of a mineral property in the Sudbury area of northeastern Ontario (the "Wanapitei River" property). The terms of this assignment do not include a full National Instrument 43-101-compliant technical report. The property area has not been visited by the author.

1.2  SOURCES OF INFORMATION

The information contained in this report was derived from a variety of sources, which are more specifically listed under "References" (Section 9). The author believes that all of the information and technical documents are accurate and complete in all material aspects. Any analyses performed or resources estimated by others and quoted herein have not been audited by the author.

The status and title to the mining claims mentioned herein are as reported in the Ontario Ministry of Northern Development and Mines (MNDM), Mines and Minerals Division, Mining Claims Database. Claim maps herein are derived from the MNDM CLAIMaps Internet Application. The author is not aware of any underlying agreements that pertain to the property.

The results and opinions outlined in this report are dependent on the aforementioned information being current, accurate and complete as of the date of this report or as of dates indicated within this report, and that no information has been withheld which could impact the conclusions or recommendations herein. The author reserves the right, but will not be obliged, to revise this report and conclusions if additional information becomes known to him subsequent to the date of this report.

1.3  UNITS AND CURRENCY

The data presented herein are predominantly in metric units; however, the results of previous work and commodity prices may be quoted in imperial units.

The following conversion factors can be used to convert between imperial and metric measures that appear in this report:

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 2
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         1 foot  (ft) = 0.305 m = 30.48 cm
         1 mile (mi) = 1.609 km
         1 acre = 0.405 ha
         1 (short) ton = 0.907  tonnes  (t)
         1 (avdp) ounce (oz) = 28.35 g
         1 (troy) ounce (oz) = 31.103 g
         1 (troy) oz/ton = 34.286 g/t
         1 pound (lb) = 0.454 kg

Currency amounts are expressed in Canadian dollars unless otherwise specified (e.g., $US = United States dollars).


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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 3
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                               [GRAPHIC FIGURE 1]

      General Location map, Wanapitei River Property, northeastern Ontario


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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 4
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                      2 PROPERTY LOCATION AND DESCRIPTION

2.1 LOCATION

The Scadding Township area is located in northeastern Ontario, District of Sudbury. The property area lies within NTS 41 I/10. The claim, referred to in
Section 2.2 below, is approximately centred on UTM coordinates (NAD 83, Zone 17) 524000E and 5164000N or 46(degree) 38' N latitude and 80(degree) 41' W longitude. The current magnetic declination in the region is 10(degree) 40' West and has been increasing by about 3' annually in a westerly direction. The general location of the property area with respect to some cities, towns and communities in northeastern Ontario and northwestern Quebec is presented in the map of Figure 1.

2.2 PROPERTY DESCRIPTION

The property comprises one (1) unpatented mining claim comprising 16 units. The relevant claim is numbered:

                  3018925    16 units     Lots 11 and 12    Con I

and totals approximately 164 ha. As described above, the claim is located in the indicated subdivisions of southwestern Scadding Township in Sudbury Mining Division; a copy of a portion of the claim map for this area is presented in Figure 2. The former Canadian National Railway right-of-way passes through the claim block.

The claim was recorded on January 27, 2004 and is in good standing until the anniversary date in 2006. The claim is posted as being registered in the name of Terry Loney.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 5
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                               [GRAPHIC FIGURE 2]

                 Portion of Scadding and MaclennanTwp. claim map
                        showing Wanapitel River Property


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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 6
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                               [GRAPHIC FIGURE 3]

                  Legend to accompany claim map (see figure 2)


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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 7
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                  3 ACCESSIBILITY, CLIMATE AND LOCAL RESOURCES

3.1 ACCESSIBILITY

The Scadding Township area is located approximately 30 km to the northeast of the centre of the City of Sudbury. The claim block that comprises the property can be reached from Regional Road 86 (the Falconbridge Highway or Airport Road) by following the abandoned railway right-of-way that now forms part of the Trans-Canada Trail.

3.2 CLIMATE

The Scadding Township area lies near the northern boundary of the Algonquin - Lake Nipissing ecoregion of the Boreal Shield. The following descriptions are derived largely from the work of the Ecological Stratification Working Group
(1998).

The region is classified as having a humid high cool temperate ecoclimate. The area is located 10 km to the northeast of Sudbury Airport (YSB), for which extensive climatic records are available from Environment Canada. The average mean annual temperature is 3.5(degree)C. The average daily temperature range in summer is from 11.8(degree)C to 23.1(degree)C while in winter the average range is from -16.8(degree)C to -6.9(degree)C. Average yearly precipitation for the area is 872 mm and the month-end snow cover is deepest in January and February with an average of 40 cm.

3.3 LOCAL RESOURCES

The dominant land cover is mixed wood forest of sugar maple, yellow birch, poplar, eastern hemlock, and eastern white pine. Wetter sites support red maple, black ash, white spruce, tamarack and eastern white cedar. The area is strongly glaciated and is characterized by ridged to hummocky rock outcrops covered with discontinuous acidic morainal tills. Bedrock exposure is about 25%. Humo-Ferric Podzols are the dominant with significant Gleysolic soils. Wildlife includes white-tailed deer, wolf, lynx, moose, black bear, chipmunk, snowshoe hare and beaver. Forestry, mining and tourism are important land uses in the region; a number of tourist camps and cottages are present in the immediate vicinity of the Scadding Township property. Low-intensity farming, primarily grazing, is scattered throughout the ecoregion.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 8
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3.4 INFRASTRUCTURE

The proximity to the Sudbury mining camp and the history of past mineral production in and in the vicinity of Scadding Township provides all manner of infrastructure necessary for the timely exploration and development of mineral properties in the area. The smelter complex of Falconbridge Limited lies 12 km to the southwest of the property area; the smelter has the capacity to produce 130,000 t of nickel matte per annum and is currently underutilized. Sudbury Airport is located only 10 km to the southwest of the property.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 9
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                                4 PREVIOUS WORK

4.1  GOVERNMENT SURVEYS

Geology of the region has been mapped over the years by the agencies of the Ontario Government. This work includes the mapping of Maclennan and Scadding Townships by Thomson (1961), Falconbridge Township by Thomson (1959) and Dressler (1987), Janes, McNish, Pardo and Dana Townships by Bruce (1932), the Ashigami Lake area by Fairbairn (1939), Kelly and Davis Townships by Thomson and Card (1963), McNish and Janes Townships by Dressler (1979), the Wanapitei Lake area by Dressler (1982) and Street Township by Easton and Murphy (2002). Additional government studies have focused on regional geological compilations (Dressler, 1984; Easton, 2001), mineral occurrences (Gates, 1991), stratigraphy (Debicki, 1990), regional geochemistry (Tardif, 2000) and assessment data inventories (Ontario Geological Survey, 1987a; 1987b).

4.2 EXPLORATION WORK

Occurrences of native gold have been known since the late 1800s in the Wanapitei Lake region (Fairbairn, 1939). Bruce (1932) suggests that after the discovery of silver mineralization to the north in the Gowganda area much of the region was prospected in an attempt to locate additional deposits. Considerable exploration also occurred after the discovery of major copper - nickel deposits in Maclennan and Falconbridge Townships.

Much of the exploration in the region has focused on the margin of the Sudbury Igneous Complex and related Contact Sublayer exposures and Offset dikes as targets for copper and nickel mineralization. The results of some of this work will be further discussed under Local Mineral Occurrences in Section 6.2.

The only recorded work over the current property area is airborne geophysical surveys carried out by the Canadian Nickel Company Ltd. in 1981 (Ontario Geological Survey, 1987a; 1987b). No anomalies of significance were reported.

Undocumented exploration work by Falconbridge Limited and Inco Limited has been carried out over the property area and environs. This work is believed to have consisted of airborne and ground geophysical surveys, geological mapping and sampling. It is estimated that the total apportioned cost of these programs would have exceeded $100,000. The results of this work are not in the public domain.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 10
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Immediately to the west of the property,  recorded exploration work for gold has been undertaken by Inco Exploration and Technical  Services,  Inc.  (mapping and
geophysics,  1989)  and  T.  Fielding  (prospecting,   trenching  and  sampling,
1998-1999).

4.3  CURRENT WORK

The area is being actively explored by companies such as Millstream Mines Ltd., Wallbridge Mining Company Limited, Aurora Platinum Limited and JML Resources Ltd.

No work to date has been carried out on the property on the behalf of Armitage.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 11
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                               [GRAPHIC FIGURE 4]

        Regional geology of the Sudbury area (after Wheeler et al., 1997)


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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 12
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                               [GRAPHIC FIGURE 4A]

    Legend to accompany regional map (Figure 4) (after Wheeler et al., 1997)


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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 13
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                                   5 GEOLOGY

5.1 REGIONAL GEOLOGY

     5.1.1 Introduction

     The Scadding Township area is located within the Southern Structural Province of the Canadian Shield. Figure 4 presents a map of the regional geology of the Sudbury area; rocks types on this map are subdivided by lithology without particular reference to age or setting. Key elements of economic geology are also found on this map. The accompanying legend for the map is found in Figure 4A.

     5.1.2 Huronian Supergroup

     In this region of central and northeastern Ontario, the Southern Province comprises rocks of the Huronian Supergroup: sedimentary and basal volcanic rocks of Paleoproterozoic age (2.22 Ga to 2.50 Ga) that were deposited in a divergent tectonic regime that was subsequently affected by convergence (the Penokean Orogeny).

     Rocks of the Huronian Supergroup lie unconformably upon the Archean-age rocks of the Superior Province. The preservation of paleosols is noted at this unconformity in the western part of region. The Archean-age basement forms part of the Ramsey-Algoma granitoid complex and is made up of granodioritic and agmatic granitic gneiss and foliated to massive granodioritic plutons (Jackson and Fyon, 1991). Abundant xenoliths and enclaves of volcanosedimentary supracrustal rocks (I.E., "greenstones") are present (E.G., Benny and Temagami belts).

     The Huronian Supergroup consists of four groups. The oldest group, the Elliot Lake Group, is the only group to contain volcanic rocks in addition to clastic sedimentary rocks. Though not specifically part of the group, layered intrusions of gabbroic-anorthositic composition are found at the base of the supergroup at a number of locations (e.g., East Bull Lake, Shakespeare-Dunlop Townships, River Valley, Street Township). Felsic intrusives such as the Skead, Murray and Creighton plutons are thought to be coeval subvolcanic equivalents of the Elliot Lake Group volcanic rocks (Bennett ET AL., 1991).

     The remaining three groups, namely the Hough Lake, Quirke Lake and Cobalt Group in ascending order, are each characterized by a sedimentary cycle

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 14
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     comprising  conglomerate  (tillite)  overlain by  mudstone,  siltstone  and
     arenites.   The  Quirke  Lake  Group  also  contains  calcareous  units.  A
     stratigraphic   column  which  sets  out  in  more  detail  the  individual formations that comprise the Huronian Supergroup is presented in Figure 5. Formations containing sulphur- or sulphate-bearing minerals or where sulphur analyses have been published are also indicated. The present distribution of rocks of the Huronian Supergroup throughout the region is shown in Figure 6.

     5.1.3 Nipissing Diabase

     Nipissing diabase is the name that was adopted by Miller in 1913 to refer to a suite of fractionated tholeiitic gabbroic rocks that are found as widespread intrusives throughout the Huronian Supergroup. The gabbro forms dikes, sills and undulating sheets up to several hundred meters thick. These sheets are often cone-shaped around original feeder dikes. The intrusions are part of an event that occurred between 2.206 Ga and 2.223 Ga and may be a remnant of an eroded continental flood basalt (Lightfoot ET AL., 1987).

     The typical lithologies occurring within an intrusion, from studies in the region around Cobalt, ON, are shown in schematic section in Figure 7. Medium grained, two pyroxene gabbro or gabbro-norite is the most common rock type reported from regional field observations.

     Individual gabbro bodies such as the Lake Wanapitei Intrusion (Dressler, 1982) and the Janes Township Intrusion (the Chiniguchi River Intrusion of Jobin-Bevans ET AL., 1999) are observed to exhibit reverse differentiation (Finn, 1981).

     5.1.4 Sudbury Structure

     Arguably the most profound  geological feature in the region is the Sudbury
     Structure: a basin-like feature created about 1.85 Ga by meteorite impact (Peredery and Morrison, 1984) or volcano-tectonism (Muir, 1984). Rocks of the Whitewater Group that fill the basin are interpreted as representing a fall-back breccia and it's various reworked components. The general distribution of the main lithological and structural features of the Sudbury Structure are presented in Figure 8.

     The margin of the basin is rimmed by the Sudbury Igneous Complex or SIC (Naldrett, 1984). The SIC consists of a variety of igneous units that were intruded along the contact of the Whitewater Group and basement rocks of either Archean or Paleoproterozoic age; it is believed that intrusion was

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 15
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     initiated by the violent  geological  event that led to the  development of the Sudbury Structure. The igneous units comprising the SIC include a lower discontinuous Contact Sublayer (gabbro and quartz diorite) overlain by the Main Mass made up of lower norites which give way to quartz gabbro and granophyre. An irregular zone of breccia, the Footwall Breccia, comprised of fragments derived from basement rocks, also lies along the base of the SIC in the North and East Ranges (margins). The entire SIC is over 2000 m thick.

     Sudbury Breccia and pseudotachylites form patches, dikes and veins that cut all rocks older than the SIC. These have been recognized tens of kilometers from the Sudbury Structure (E.G. Dressler, 1979; 1982). Compositionally these rocks are chemically similar to their host rocks and are believed to have been formed by the IN SITU milling of the host rock in response to abrupt tectonic forces. Several occurrences are noted in Falconbridge (Thomson, 1959; Dressler, 1987) and west-central Street Townships (Easton and Murphy, 2002).

     Radial or concentric ("offset") dikes around the basin are thought to be part of the Contact Sublayer of the SIC. The Manchester offset in Falconbridge Township is a 5-km long concentric dike that strikes northeast
     - southwest. The dike is 12 m to 30 m wide and comprises discontinuous segments of quartz diorite enclosed by Sudbury Breccia. In some instances, such as the Maclennan offset in Maclennan Township, the radial breccia zone did not fully develop and magma was injected into the surrounding country rocks for only a short distance. The Maclennan offset has an irregular shape up to 900 m wide but narrows at depth. Discontinous pods of quartz diorite occur within a zone of Sudbury Breccia and have undergone intense crushing, shearing and alteration (Grant and Bite, 1984).

     5.1.5 Sudbury Dike Swarm

     A series of northwest-trending olivine diabase (olivine tholeiite) dikes known as the Sudbury dike swarm was emplaced about 1.24 Ga (Osmani, 1991). They are medium to coarse grained, dip vertically and weather recessively to a brown colour. The dikes are typically 15 m to 35 m wide and commonly follow, or occur in proximity to, northwest-striking faults and are readily apparent on aeromagnetic maps.

     5.1.6 Grenville Structural Province

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June 15, 2004                                           John M. Siriunas, P.Eng.
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     The boundary  between rocks of  Paleoproterozoic  and Archean age and those that have been affected by the Grenville Orogeny (CIRCA 1.1 Ga) is marked by the Grenville Front. The Front is a locus of faulting and mylonitization that delineates the limit of penetrative metamorphism and deformation related to the orogeny (Easton, 1992). Rocks north of the Grenville Front become increasingly deformed near the Front. The south side, I.E., Grenville Province side of the Front, comprises a wide (up to 30 km) tectonic zone consisting of deformed and metamorphosed rocks derived from Superior and Southern Province protoliths. For example, the River Valley anorthositic intrusion lies within this zone and amphibolites within the zone are believed to be equivalent to the Nipissing diabase (Dressler, 1979). Further to the south the quartzo-feldspathic orthogneisses with granitic and monozonitic plutons of the Central Gneiss Belt (1.8 Ga to 1.4
     Ga) predominate.

     5.1.7 Cenozoic Features

     Lake Wanapitei is believed to occupy an astrobleme created about 37 Ma (Peredery and Morrison, 1984). Dressler (1982) summarizes many of the features and field evidence that support this hypothesis. Macroscopic features such as shatter cones are abundant in parts of Maclennan, Scadding and northeastern Falconbridge Township (Dressler, 1987).

     The Laurentide ice sheet covered the region about 20,000 years bp with deglaciation occurring 9,500 to 11,000 years bp. Ice flow ranged between 165(degree) and 195(degree) and only one till has been identified (Tardif, 2000).

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                               [GRAPHIC FIGURE 5]

     Stratigraphy of the Huronian Supergroup (after bennett et al., 1991)



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                               [GRAPHIC FIGURE 6]

    Present distribution of rocks of the Huronian Supergroup in the Southern Province of central and northeastern Ontario (after bennett et al., 1991)



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                               [GRAPHIC FIGURE 7]

  Schematic section throughout typical differentiated Nipissing diabase/gabbro in the Cobalt - Gowganda area (after Jambor, 1971a; trace element averages after Jambor, 1971b)



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                               [GRAPHIC FIGURE 8]

      Main lithololigical and structural features of the Sudbury Structure (after Dressler, 1984, Dressler et al., 1991 and Spray et al., 1999



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5.2  PROPERTY GEOLOGY

     5.2.1 Introduction

     Geological mapping has been carried out over the property area and vicinity by Thomson (1961) and Dressler (1982). The region is also included in the compilation of Dressler (1984). Figure 9 presents the general geology of the property area.

     5.2.2 Lithologies

     The property area is underlain by rocks of the Huronian Supergroup. These Huronian sediments are predominantly represented by steeply dipping arkoses and quartzites of the Mississagi Formation (Hough Lake Group). Lithologies of the Quirke Lake Group including conglomerates of the Bruce Formation, wackes and limestones of the Espanola Formation and arkoses of the Serpent Formation are present within a synform in the southern portion of the property area.

     Gabbroic rocks (Nipissing diabase) may be present in the northeastern corner of the property.

     An olivine diabase dike of the Sudbury swarm bisects the property area.

     Sands  and  gravels   associated  with  the  Maclennan  Esker  may  provide
     overburden cover in the portions of the claim group.

     5.2.3 Structure

     Significant fault systems have not been recognized on the property. The north-northeast - south-southwest trending Coniston Fault passes to the west of the property area. The Sudbury dike that crosses the property may be coincident with a west-northwest trending fault that forms part of the Airport Fault system. This system may in turn be part of the South Range shear zone, a major regional thrust system with displacements of 8 km to 19 km (Easton and Drury, 2002).

     The north - south trending Upper Wanapitei River Fault which lies immediately to the east of the property area has a protracted deformational history and marks a significant domain boundary for both Archean and Paleoproterozoic-age rocks: to the east the Archean rocks are dominated by supracrustal assemblages and the Huronian Supergroup is dominated by the

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     Cobalt  Group while to the west of the fault the  Archean  rocks are mainly plutonic and the lower three groups of the Huronian are the dominant Paleoproterozoic-age lithologies.


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                               [GRAPHIC FIGURE 9]

         General Geology of the western Scadding Township and vicinity
              (after Dressler, 1982; 1984; 1987 and Thompson, 1961)


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                              [GRAPHIC FIGURE 10]

           General geology of eastern Scadding Township and vicinity (after Dressler, 1982, Thompson, 1961 and Thompson and Card, 1963)


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                               6 ECONOMIC GEOLOGY

6.1  REGIONAL MINERAL OCCURRENCES

     6.1.1 Introduction

     A variety of metallic mineral deposits have been exploited in the Sudbury Mining Camp and the surrounding area. A number of these are indicated on Figure 4 and are described in brief below. While the focus of this report is on copper - nickel and associated platinum group metals (PGMs) and gold (+/- copper), other important occurrences are included as they may have relevance to the exploration potential of the Wanapitei River property.

     A number of industrial mineral and dimension stone occurrences have also been mined in the region but will not be discussed in the context of this report.

     6.1.2 Sudbury Mining Camp

     Mining has been ongoing in the Sudbury area since the late 1800s. At the end of 1999 there were fifteen (15) mines in operation in the camp; in 1998 alone the mines of the camp produced over 175,000 t of nickel and over 169,000 t of copper in addition to by-product cobalt, PGMs, gold, silver, selenium, tellurium, and sulphur compounds.

     The ores of the Sudbury camp are associated with the basal portions of the SIC including Footwall Breccia, Contact Sublayer and norites of the Main Mass. Sulphide minerals can occur in massive zones, as stringers or as disseminations. The basal nature of occurrences, the presence of cobalt and PGMs, the absence of lead and zinc, the lack of alteration, and the presence of textures suggesting the co-existence of a magmatic sulphide liquid with a partially crystallized silicate magma, all contribute evidence to the magmatic origin of the ores (Naldrett, 1984). Occasionally, as at the Falconbridge and East Mines in the southeast part of the SIC, the sulphide mineralization can be controlled by faulting and brecciation along the contact between the SIC and the Huronian Supergroup (Stobie Formation of the Elliot Lake Group; Owen and Coats, 1984).

     Many large ore bodies in the Sudbury camp are also associated with the Offset dikes. Quartz dioritic magmas were injected into the radial or


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     concentric  breccia-filled  fractures  surrounding  the  margins of the SIC after the solidification of the Lower Zone of the SIC. Sulphides within the dikes are believed to have been entrained from the SIC.

     The Vermillion and Errington Mines (Zn-Pb-Cu) are located within the central part of the Sudbury Structure hosted by rocks of the Whitewater Group. They are believed to represent deposits of sedimentary-exhalative origin.

     6.1.2 Janes Township, Rastall Prospect

     It is thought that Nipissing diabase presents a favourable environment or medium for the formation of magmatic deposits (Lightfoot ET AL., 1987). The Jackie Rastall prospect is located in Janes Township within the Chiniguchi River Intrusion. The prospect was discovered in the late 1960s when it was evaluated for its copper and nickel potential. Mineralization is reported to be associated with the lower contact of the high-magnesium gabbro and also locally with a (Huronian) sediment-gabbro and/or sulphide breccia (Pacific North West Capital Corp., 2000). Recent diamond drilling has intersected mineralization over a strike length of about 375 m and down-dip from surface showings for 140 m.

     6.1.3 Dana Lake area, River Valley

     The presence of significant PGM mineralization was discovered in the Dana Lake area in 1998. The mineralization is hosted by magmatic breccias in the basal portion of the northeastern and southeastern portions of the River Valley (anorthosite) Intrusion. Most of the known mineralization occurs as disseminated and bleb sulphides (chalcopyrite dominated) within a heterogeneous rock package that is proximal to the country rocks or margin of the intrusion. This heterogeneous rock package includes melanocratic to leucocratic breccias and pegmatitic to vari-textured breccia zones. In October 2001 Pacific North West Capital Corp. and their joint venture partner, Anglo American Platinum Corporation Limited, reported they had outlined a resource of 12,700,000 t grading 1.46 g Pt+Pd+Au/t; copper, nickel and rhodium credits are also present. (Pacific North West Capital Corp., 2001). Exploration work (Phase 5) continues on their property.

     Mustang  Minerals Corp. and their joint venture  partner,  Impala  Platinum
     Holdings   Limited,   also  continue  to  explore   similar  zones  of  PGM
     mineralization in the southeastern portion of the intrusion.

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     6.1.4 Rathbun Lake Occurrence

     A small pod of massive sulphide mineralization is associated with fractured and sheared gabbro-norite at the base of the Lake Wanapitei Intrusion (Powell and Edgar, 1986). The mineralized zone is only 12 m to 14 m long and from 0.3 m to 0.6 m wide. Alteration of the host rocks, including the development of chlorite, sericite, saussuritized plagioclase, epidote and biotite, and the presence of replacement textures suggest that the mineralized zone was formed by late-stage hydrothermal activity. The hydrothermal fluids were highly saline and likely contained both magmatic and formational brines (Farrow and Watkinson, 1999).

     A grab sample of material from surface returned 10.2% Cu, 0.14% Ni, 2.22 oz Ag/ton, 0.02 oz Au/ton, 0.056 oz Pt/ton and 34.6 oz Pd/ton (Dressler,
     1982).

     6.1.5 Temagami Mine

     The Temagami Mine had produced $34 M worth of copper before it closed in 1972 (Cabri ET AL., 1973). It comprised pod and vein-type ore bodies with associated pipe-like alteration that Colvine (1974) stated was indicative of a volcanogenic origin; however, the associated high nickel values and the lack of zinc could not be reconciled with such a genesis. The deposit is also the type-locale for temagamite (Pd3HgTe3), which incidentally is also found at the Rathbun Lake occurrence.

     6.1.6 Scadding and Norstar Lake (Orostar) Mines

     Four zones of gold mineralization at the Scadding Mine in Scadding Township were hosted by tectonic breccias at the base of the Serpent quartzite where it overlies Espanola limestones (Quirke Lake Group). Gold, chalcopyrite, pyrite, pyrrhotite and arsenopyrite and intense chloritic alteration were present within the structurally complex stockworks. Three of the mineralized zones were mined by open pit methods in 1984; a total of 24,000 tons of ore grading 0.199 oz Au/ton was mined to produce 3,525 oz of gold. The fourth zone, the Intermediate Zone, was exploited from underground in 1987. A total of 115,724 tons of ore was processed and 15,769 oz of gold was recovered (0.156 oz Au/ton) from the Intermediate Zone though reserves in 1986 had been reported at 136,496 tons grading 0.206 oz Au/ton (Manns and Ellingham, 1992). Concentrates from the Scadding Mine were shipped to the Horne smelter in Rouyn-Noranda, QC for processing.

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     The  breccia  zones  that  hosted the ore were from 100 m to 300 m long and from 30 m to 50 m. The gold-bearing material was located within the most highly chloritized portions of these breccia zones. Gates (1991) suggests that intense sodic alteration along the Serpent - Espanola Formations contact produced a dense, brittle rock that was easily fractured.

     While geophysical surveys were found to be useful for mapping purposes, it was prospecting and humus geochemistry that provided the best tools for locating the zones of mineralization at the Scadding Mine.

     Gold and copper mineralization was discovered at the Norstar Lake (Orostar or Mount Aetna) Mine in Davis Township in the late 1890s. Episodic underground exploration eventually led to the deposit being put into production from 1986 through 1987. A total of 449,056 kg of copper and 330 kg of gold was produced from 63,000 tons of ore grading 0.21 oz Au/ton and 0.90% Cu. The mineralization was hosted by brecciated and altered rocks of the Gowganda Formation. Clasts of Gowganda Formation were cemented by a matrix of quartz, carbonates, arsenopyrite, chalcopyrite and pyrite. Zones of albitization (sodic alteration) are noted throughout the area; these zones exhibit a grey-buff-yellow-pink colouration and the presence of large laths of ankerite (Gates, 1991). Ore was trucked to the mill at the Scadding Mine for processing.

     6.1.7 Geneva Lake Mine

     The Geneva Lake Mine is located northwest of the Sudbury Structure in the Archean-age Benny volcano-sedimentary belt. The stratabound deposit is localized at a mafic-felsic volcanic contact and was interpreted as being volcanogenic in origin by Card and Innes (1981). Between 1941 and 1944 the mine produced 4,717 t zinc and 1,633 t lead from 73,108 t of ore.

6.2  LOCAL MINERAL OCCURRENCES

     6.2.1 Introduction

     The following paragraphs describe some of the known mineral occurrences in the immediate vicinity of the Wanapitei River property. The locations of the occurrences are presented in Figures 9 and 10.

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     6.2.2 Alkin Gold Mine

     Gold-bearing quartz veins trending 320(0) are found within sheared Nipissing Diabase at this locality; the mineralization may be related to felsic phases of the gabbro ("altered sodic dikes" of Fairbairn, 1939). A grab sample of blue-grey vuggy quartz with chlorite and dusty pyrite taken from an old muck pile returned 38.8 ppm Au, 10 ppm As and 314 ppm Cr (Gates, 1991; sample 89-BIG-0016).

     6.2.3 Alwyn Porcupine

     Two shafts to depths of 40 ft. and 186 ft. were put down to explore mineralization along the McLaren Lake fault. The fault cuts rocks of the Gowganda Formation that are reportedly intruded by dikes of Nipissing Diabase. Conglomerates of the Gowganda Formation adjacent to the fault are highly brecciated and fractured and can contain red carbonates and fine-grained pyrite and chalcopyrite. Diamond drilling in 1951 returned a best result of 0.085 oz Au/ton and 1.11% Cu over a true width of 6'5" (Thomson, 1961).

     6.2.4 Bonanza Mine

     A large quartz vein was first examined on this property in the late 1800s. The vein which is 60 feet wide and has been traced for 1,800 feet along strike follows the contact of a Nipissing diabase intrusive and quartzite of the Mississagi Formation (Hough Lake Group). The vein strikes at 140(0) and is near vertical in attitude. The vein material, which does contain some carbonate, was examined in 1956 by Falconbridge Nickel Mines Limited under option from J.J. Biloki as a possible source of silica-rich smelter flux. Sampling at that time reported a maximum content of 0.04 oz Au/ton (Thomson, 1961). Additional exploration work was carried out on the property by E. Blanchard between 1968 and 1971.

     6.2.5 Fielding

     This property was explored in the late 1980s by Inco when the property was referred to as the McVittie Option. Huronian sediments on the property are intruded by Nipissing diabase that has locally brecciated and hydrothermally altered the sediments. Surface samples containing up to 2.3 g Au/t area found in an area that exposes the contact between gabbro, Missassagi Formation arkoses and limestones of the Espanola Formation (Jackson and Berrer, 1989).

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     Additional  sampling in 1999 returned values of up to 3.8 g Au/t in an area to the southeast of the original mineralized discovery (Fielding, 2000).

     6.2.6 Johnston

     An occurrence in this area was worked off and on between 1923 and 1924 when a shaft was sunk to a depth of 50 feet. In general only low tenors in gold are believed to have been encountered though reliable reports are lacking (Fielding, 1998).

     6.2.7 MAC-100A

     In November of 2001, Falconbridge Limited announced the intersection of six zones of copper and nickel mineralization in hole MAC-100A, part of a deep-drilling program. It is perhaps significant to note that only one of those reported zones of mineralization was described to be at the contact of the SIC while the remaining five zones occurred within the footwall rocks. The deepest zone, starting at a depth of 1656.85 m down the hole, returned 2.26% Ni, 17.49% Cu and 66.40 g PGM (Pt+Pd+Au)/t over a width of
     6.15 m.

     The drilling program is taking place in an area about 2 km south of the Nickel Rim Mine, another past producer in the area. The Nickel Rim produced 6,218,000 lbs of copper and 14,068,600 lbs of nickel from 1,276,633 tons of ore between 1952 and 1958 (Thomson, 1961). Falconbridge reports that an inferred resource of 1.6 Mt grading 1.6% Ni, 10.1% Cu and 10.2 g PGM/t is present at the mine.

     6.2.8 Maclennan Mine

     Copper and nickel mineralization at the Maclennan Mine is believed to have been associated with the Maclennan offset. The mine was developed and exploited by Inco between 1965 and 1972; however, little specific information regarding the deposit appears to exist in the public domain (Dressler, 1982; M. Cosec, pers. comm., 2002)

     6.2.9 Midas - Kayjon

     Narrow quartz veins containing galena, chalcopyrite and pyrite are found in the vicinity of the contact between the Gowganda Formation and Nipissing Diabase at this occurrence. The largest vein exposed is reported to have been 75 ft. long and 2 1/2 ft. wide (Thomson, 1961). Diamond drilling in 1960 intersected a 0.15 m wide vein which assayed 11.3 oz Au/ton, 8.7 oz

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     Ag/ton and 1.95% Cu. Further  drilling in 1967 identified five  mineralized zones or veins; maximum assays reported were 0.65 oz Au/ton, 0.36 oz Ag/ton and 0.07% Cu, all over widths of 1.5 m (Dressler, 1982).

     6.2.10 Potvin

     A shallow dipping quartz vein within Nipissing Diabase contains visible gold. The vein is reported to be from 4 ft. to 7 ft. wide and is shallow dipping. A. Potvin is believed to have worked the showing with a small gravity concentrator during the 1930s. No reports of actual production are available.

     Exploration of the occurrence and its vicinity was carried out by R.J. Graham between 1990 and 1995 (Graham, 1995). This work located additional showings of sulphide-bearing quartz stockworks that returned up to 0.810 oz Au/ton in grab samples.

     6.2.11 Red Rock Mine

     A sill of Nipissing Diabase intrudes greywacke and arkose of the Gowganda Formation at the Red Rock Mine site. Gold-bearing quartz - carbonate veins and masses with pyrite are found over a strike length of 350 m within a structural zone the trends 030(0) in the gabbro. The veining is oriented at 270(0) to 360(0) within this structural zone. While "attractive specimens" of gold-bearing quartz reportedly found their way to the streets of Sudbury in 1922, Gates (1991) comments that gold is more likely to be associated with Ca-Fe-Mg carbonates (plus minor values in Co and Ni).

     Surface exploration (test pits and stripping) was first undertaken by the Golden Nugget Exploration and Development Company during 1922 - 1923. The McMillan Development Company sank a shaft to a depth of 160 ft. and carried out 1,140 ft. of lateral development soon thereafter. Mid Continental Goldfields Limited subsequently identified other quartz - carbonate veins containing visible gold in sheared portions of the Nipissing - Gowganda contact elsewhere on the property (Thomson, 1961). A recent grab sample from the site (87-BIG-0018) returned 18,800 ppb Au.

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     6.2.12 Scadding Mine

     The Scadding Mine, located about 2 km to the southwest of the property and an important producer of gold, has been described above in Section 6.1.7. Exploration of the property is currently being carried out by JML Resources Ltd.

     6.2.13 Sheppard

     Gold was discovered on the property owned by Thomas Sheppard in 1980. Trenching and diamond drilling was carried out between 1981 and 1983 by Cowaching Mines Ltd. and the Mac Issac Mining and Tunnelling Co. Values of up to 0.575 oz Au/ton were reported from surface samples. A 500 ton sample of material that was removed and stockpiled is reported to have had an average grade of 0.16 oz Au/ton (Esson, 1983). The gold mineralization on the property is reported to be structurally controlled within fractures in quartzites of the Mississagi Formation.

     6.2.14 Sheppard Mine

     Gold was discovered at this location in 1888. A short adit was driven and some ore was treated between 1889 and 1890. Mineralization consists of narrow quartz veins within greywackes of the Mississagi Formation. Vein No. 1 reportedly assayed 5.43 oz Au/ton and 0.23 oz Ag/ton (Gordon ET AL.,
     1979).

     6.2.15 Skead Mine

     Falconbridge   Nickel  Mines  Limited  dewatered  and  sampled  underground workings at this property in 1946; it is not known when the pre-existing 165-foot shaft and drifts were originally developed.

     The gold-bearing zone strikes east - west and dips 25(0) N. This zone follows the contact between argillites and quartzites of the Mississagi Formation but is confined to the quartzites. The vein material comprises altered quartzite, quartz, carbonates and minor sulphides.

     Material from a surface dump totaling 488 tons was shipped to the Falconbridge smelter - this material averaged 0.088 oz Au/ton. The underground sampling identified three ore shoots: the West shoot with a length of 60 feet and a width of 4 feet averaged 0.390 oz Au/ton and 0.20% Cu; the Central shoot with a length of 50 feet and a width of 6.1 feet


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     averaged  0.270 oz Au/ton and 0.62% Cu; and the East shoot with a length of
     60 feet and a width of 5.8 feet averaged 0.198 oz Au/ton (Thomson, 1961).

     6.2.16 Wanapitei Basin

     Gold-bearing quartz veins were found to be present in shears and fractures within monzonite that intrudes Serpent Formation sediments at this occurrence (Gordon ET AL., 1979). The "monzonite" is likely a felsic phase of the Nipissing diabase. Three ore shoots outlined by diamond drilling total 42,000 tons of ore grading 0.37 oz Au/ton.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 34
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                                 7 CONCLUSIONS

The following conclusions, based on the material presented within this report, are made regarding Armitage Mining Corp.'s Wanapitei River property in Scadding
Township:

1) The property area is underlain by Paleoproterozoic-age rocks of the Southern Structural Province of the Canadian Shield. Huronian Supergroup sediments comprising quartzites and arkoses of the Mississagi Formation of the Hough Lake Group. Limestones (Espanola Formation), conglomerates (Bruce Formation) and arkoses (Serpent Formation) of the Quirke Lake Group are also present;

2) The sedimentary rocks in the area are intruded by sills of differentiated gabbroic rocks commonly referred to as Nipissing diabase. Gabbro may be present in the northeast corner of the property;

3) Only minor faulting and/or shearing has been recognized to date in the property area;

4) Five styles of mineralization that occur in the region have particular importance for exploration on the Wanapitei River property. These styles are:

     a) quartz - carbonate veining at or near the upper contact of Nipissing diabase sills, especially in sheared portions, have the potential to host gold mineralization. In proximity to calcareous sediments (E.G., Espanola Formation) the potential for skarn-like mineralization also exists; and
     b) quartz - carbonate flooding of altered and brecciated portions of the Quirke Lake Group are known to host copper and gold mineralization. These breccias are observed to occur at the contact of the Serpent and Espanola Formations. Alteration includes carbonatization, chloritization and albitization;
     c) massive and disseminated sulphides within quartz diorite Offset dikes and associated Sudbury breccia that form important copper and nickel deposits in the Sudbury area;
     d) structurally controlled and remobilized copper and nickel mineralization at the base of the Sudbury Igneous Complex and adjacent footwall rocks; and
     e) sulphide accumulations at or near the base of Nipissing diabase sills have the potential to host copper, nickel and PGMs;

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 35
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5)   The  principal  area of  mineralization  in the property area is a prospect referred to herein as the Fielding occurrence. The claims that comprise this property are located adjacent to the west side of the Wanapitei River property. Various grab samples from this occurrence have reported up to 3.8 g Au/t. Native gold and gold-bearing sulphide mineralization is present to the north of the property area at the Potvin occurrence;


6) Overall there appears to be the potential for locating economic mineralization, especially gold, on the property. The targets of highest priority are skarn-like zones associated with altered limestones in close proximity to Nipissing diabase, as observed at the Fielding occurrence. Quartz veining within brecciated portions of the Mississagi Formation and potential mineralization along the contacts of the Nipissing diabase are other targets of particular interest.

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 36
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                               8 RECOMMENDATIONS

The following recommendations are made to further explore the Wanapitei River property in Scadding Township:

1) Preliminary prospecting will provide critical information regarding the preferred orientation of the grid given the varying attitude of the various possible exploration targets. Follow-up mechanical trenching of target zones should be carried out to supply as much critical information at an early stage of exploration;

2) An exploration grid should be established to cover the property to provide spatial control for further exploration activities. Approximately 20 km of line should be cut to complete a grid over the property. Nominal line spacing should be 100 m with stations at a 20-m spacing. Geophysical surveying, including magnetometer and VLF-EM surveys, should be carried out over the grid. The results of these surveys will 1) assist in the mapping of the property; 2) attempt to recognize dikes and mafic intrusives, where present; 3) assist in mapping possible zones of alteration; and 4) identify the existence of possible off-setting structures;

3) Geological mapping and sampling should be carried out over the grid in an attempt to locate zones of mineralization and the distribution of the various lithologies present. Whole rock analyses, trace element analyses and, possibly, mineralogical studies should accompany all sampling on the property;

4) Geochemical surveying, specifically humus sampling, has proven to be a useful tool for identifying zones of gold mineralization in this region. It is therefore recommended to carry out a program of humus sampling over the entire grid. The samples should be analyzed by multi-element instrumental neutron activation methods that will provide data on pathfinder elements for both gold and nickel (+/-PGM) mineralization;

5) Once all the geotechnical information is compiled, a program of diamond drilling should be undertaken to provide an aspect of geological and geochemical information in the third dimension.

A proposed three-phase budget for the recommended program of exploration work is as follows:

PHASE I

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 37
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Prospecting
              Supervision      2 days @ $US350/day                        $US700
              Field work       25 days @ $US135/day                     $US3,375
              Analyses                                                    $US925

                                        Subtotal - Phase I              $US5,000

PHASE II
Trenching
              Supervision      2 days @ $US350/day                        $US700
              Field work       5 days @ $US135/day                        $US675
              Mob/demob                                                 $US1,000
              Equipment        22 hrs @ $75.00/hr                       $US1,650
              Analyses                                                    $US975

                                        Subtotal - Phase II             $US5,000

PHASE III
Linecutting                    20 km @ $US260/km                        $US5,200
Geophysics
              Magnetics, VLF-EM 20 km @ $US150/km                       $US3,000
              Geophysical consulting and interpretation                 $US2,800
Geology
              Mob/demob                                                 $US2,500
              Mapping, sampling                                        $US17,500
              Field support                                             $US7,500
              Equipment, supplies, consumables                          $US2,500
              Geochemical analyses                                      $US3,000
              Compilation, reporting, interpretation                    $US5,000
Geochemistry
              Sampling                                                  $US8,000
              Analyses                                                 $US13,000
              Reporting, interpretation                                 $US5,000
Diamond drilling               750 m @ $US80/m (all incl.)             $US60,000

                                       Subtotal - Phase III           $US135,000

                                       TOTAL                          $US145,000
                                       GST                             $US10,000

Respectfully submitted,


John M. Siriunas, P.Eng.
June 15, 2004

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 38
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                                  9 REFERENCES

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Cabri,  L.J.,  Laflamme,  J.H.G.  and Stewart,  J.M.,  1973,  Temagamite,  a new
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Card, K.D.  and Innes,  I.G.,  1981,  Geology  of the Benny  area,  District  of
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Colvine, A.C., 1974, The petrology, geochemistry and genesis of sulphide-related
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Debicki, R.L., 1990,  Stratigraphy,  paleoenvironment  and economic potential of
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Dressler,  B.O.,  1979,  Geology  of McNish  and Janes  Townships,  District  of
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Dressler, B.O., 1982,  Geology of the Wanapitei Lake area,  District of Sudbury:
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Dressler,  B.O., 1984,  Sudbury  geological  compilation:  Ont. Geol. Surv., Map
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Dressler, B.O., 1987,  Precambrian geology,  Falconbridge  Township:  Ont. Geol.
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Report on the Wanapitei River (South) Property, Scadding Township        page 39
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Easton,  R.M.,  1992,  The  Grenville  Province and the  Proterozoic  history of
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Easton, R.M., 2001,  Precambrian  geology,  Glen Afton (River Valley area): Ont.
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Easton, R.M. and Murphy,  E.I.,  2002,  Precambrian  geology of Street Township,
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Ecological  Stratification  Working Group, 1998, A national ecological framework
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Esson,  D.W.,  1983,  Preliminary  report  on  Maclennan  Township  property  of
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Fairbairn, H.W., 1939, Geology of the Ashigami Lake area: Ont. Dept. Mines, Ann.
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Farrow, C.E.G. and Watkinson, D.H., 1999, An evaluation of the role of fluids in
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Fielding,T.,  1999,  Maclennan Township project,  OPAP program - 1998, OP98-151:
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Fielding,T.,  2000,  Maclennan Township project,  OPAP program - 1999, OP99-298:
   Unpublished assessment report, File 2.20706, January 15, 2000, 38p.

Finn, G.C., 1981, Petrogenesis of the Wanapitei gabbronorite intrusion, a Nipissing-type diabase, from northeastern Ontario: Unpublished M.Sc. thesis, Univ. Western Ont., 213p.

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Report on the Wanapitei River (South) Property, Scadding Township        page 40
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Gates, B.I., 1991, Sudbury mineral occurrence study: Ont. Geol. Surv., OFR 5771,
   235p.

Giblin, P.E., 1984, History of exploration and development, of geological studies and development of geological concepts; pp.3-23, in Pye, E.G., Naldrett, A.J. and Giblin, P.E. (eds.), The Geology and Ore Deposits of the Sudbury Structure, Ont. Geol. Surv., Spec. Vol. 1, 603p.

Gordon, J.B., Lovell, H.L., de Grijs, J. and Davie, R.F., 1979, Gold deposits of
   Ontario,  Part  2:  Part of  District  of  Cochrane,  Districts  of  Muskoka,
   Nipissing,  Parry  Sound,  Sudbury,  Timiskaming  and  Counties  of  Southern
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Graham,  R.J.,  1995,  Final report of work,  1995  Project,  Scadding  Township project,  OPAP  program  - 1995,  OP95-004:  Unpublished  assessment  report,
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Grant, R.W. and Bite, A., 1984, Sudbury quartz diorite Offset dikes; pp.275-300, in Pye, E.G., Naldrett, A.J. and Giblin, P.E. (eds.), The Geology and Ore Deposits of the Sudbury Structure, Ont. Geol. Surv., Spec. Vol. 1, 603p.

Jackson, J. and Berrer, E., 1989, Assessment report,  geological and geophysical
   surveys,   McVittie  option,  Maclennan  Township,   Ontario,  NTS:  41-I-10:
   Unpublished assessment report by Inco Exploration and Technical Services, Inc., File 2.12866, September, 1989, 6p.

Jackson, S.L. and Fyon, J.A., 1991, The western Abitibi  Subprovince in Ontario;
   pp.405-482 in Geology of Ontario, Ont. Geol. Surv., Spec. Vol. 4 (Part 1), 1525p.

Jambor, J.L., 1971a, The Nipissing diabase: Canadian Mineralogist, v.11, pt.1, pp.34-75.

Jambor, J.L., 1971b, Distribution of some minor elements in the Nipissing diabase: Canadian Mineralogist, v.11, pt.1, pp.320-357.

Jobin-Bevans, L.S., MacRae, N.D. and Keays, R.R., 1999, Cu-Ni-PGE potential of the Nipissing diabase; pp.220-223 in Ayer, J.A., Baker, C.L., Ireland, J.C., Kelly, R.I. and Thurston, P.C. (eds.), Summary of Field Work and Other Activities 1998, Ont. Geol. Surv., MP 169, 285p.

Lightfoot, P.C., Conrod, D., Naldrett, A.J. and Evensen, N.M., 1987, Petrologic, chemical, isotopic, and economic-potential studies of the Nipissing Diabase;

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June 15, 2004                                           John M. Siriunas, P.Eng.
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Report on the Wanapitei River (South) Property, Scadding Township        page 41
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   pp.4-26 in Milne, V.G. (ed.),  Geoscience Research Grant Program,  Summary of
   Research 1986-1987, Ont. Geol. Surv., MP 136.

Manns, F.T. and Ellingham, E., 1992, Comparison of ore reserve grades with mill head grades using statistics in two gold mines, Sudbury District, Ontario:
   Explor. Mining Geol., v.1, no.3, pp.

Meyer, G., Cosec, M., Grabowski, G.P.B., Guindon, D.L., Buckley, S. and Messier,
   C.L., 1998, Report of activities 1997, Resident Geologist program, Kirkland Lake Regional Resident Geologist report: Kirkland Lake - Sudbury District:
   Ont. Geol. Surv., OFR 5973, 72p.

Meyer, G., Cosec, M., Grabowski,  G.P.B.,  Guindon,  D.L. and Gosselin,  S.D.M.,
   1999, Report of activities 1998,  Resident Geologist  program,  Kirkland Lake
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Meyer, G., Cosec,  M.,  Grabowski,  G.P.B.,  Guindon,  D.L.,  Chaloux,  E.C. and
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Muir,  T.L.,  1984,  The  Sudbury  Structure:  considerations  and models for an endogenic origin;  pp.449-489,  in Pye, E.G., Naldrett, A.J. and Giblin, P.E.
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Naldrett, A.J., 1984, Ni-Cu ores of the Sudbury Igneous Complex;  pp.302-307, in
   Pye,  E.G.,  Naldrett,  A.J.  and Giblin,  P.E.  (eds.),  The Geology and Ore
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Report on the Wanapitei River (South) Property, Scadding Township        page 42
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Osmani, I.A., 1991,  Proterozoic  mafic dike swarms in the Superior  Province of
   Ontario;  pp.661-681 in Geology of Ontario,  Ont. Geol.  Surv.,  Spec. Vol. 4
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   preliminary  593,000 ounce  resource at River Valley:  Company press release,
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   Structure;  pp.491-520, in Pye, E.G., Naldrett, A.J. and Giblin, P.E. (eds.),
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Spray, J.G., Gibson, H.M., O'Connor, J.P., Murphy, A.J., Nickerson, G.A., Scott,
   R.G., Whitehead, J. and Wood, C.R., 1999, Geological setting and origin of Offset dikes of the Sudbury Structure, and allied hypervelocity impact studies; pp.216-219 in Ayer, J.A., Baker, C.L., Ireland, J.C., Kelly, R.I.
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Tardif,  N.P.,  2000,  Regional  distribution  of  platinum,   palladium,  gold,
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Report on the Wanapitei River (South) Property, Scadding Township        page 43
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Thomson, Jas. E., 1961,  Maclennan and Scadding Townships:  Ont. Dept. Mines, GR
   2, 34p. Accompanied by Map 2009, scale 1:31,680.

Thomson, Jas. E. and Card, K.D.,  1963,  Kelly and Davis  Townships:  Ont. Dept.
   Mines, GR 15, 20p. Accompanied by Map 2037, scale 1:31,680.

Wheeler, J.O., Hoffman, P.F., Card, K.D., Davidson, A., Sanford, B.V., Okulitch,
   A.V., and Roest, W.R. (comp.), 1997: Geological Map of Canada, Geol. Surv. Can., Map D1860A.

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Report on the Wanapitei River (South) Property, Scadding Township        page 44
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                          CERTIFICATE OF QUALIFICATIONS

I, John M. Siriunas, of 25 3rd Side Road, Milton, Ontario, Canada do hereby certify that:

1)   I hold a  Bachelor  of Applied  Science  degree in  Geological  Engineering
     (1976) and a Master of Applied Science Degree in Applied Geology (1979) from the University of Toronto in Toronto, Ontario, Canada.

2) I am registered as a Professional Engineer in the Province of Ontario and possess a Certificate of Authorization for the practice of professional engineering.

3) I have practised my profession as an engineer and consultant continuously since graduation.

4) I have based my comments contained in this report on my knowledge of geology, geochemistry and mineral deposits and on the various referenced reports. A personal visit to the property was not made.

5) I hold no interest, directly or indirectly, in this property other than professional fees, nor do I expect to receive any interest in the property.




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June 15, 2004                                           John M. Siriunas, P.Eng.